Exhibit A

to

Plan of Distribution

Pursuant to Rule 12b-1

of

Diamond Hill Funds

Fund Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)

Diamond Hill Financial Long-Short Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Large Cap Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Long-Short Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Corporate Credit Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Small Cap Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Small-Mid Cap Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Select Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Research Opportunities Fund	Class A	0.25%
	Class C	1.00%

Diamond Hill Mid Cap Fund	Class A	0.25%

Diamond Hill High Yield Fund	Class A	0.25%

Diamond Hill Short Duration Total Return Fund	Class A	0.25%

Diamond Hill Core Bond Fund	Class A	0.25%

Exhibit A

to

Plan of Distribution

Pursuant to Rule 12b-1

of

Diamond Hill Funds

Dated as of: August 18, 2016

Diamond Hill Funds

__/s/ Gary R. Young_____________
Gary R. Young, President

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